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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 1, 1999

                                   iTURF INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   DELAWARE                         0-25347                         13-3963754
(STATE OR OTHER               (COMMISSION FILE NO.)               (IRS EMPLOYER
JURISDICTION OF                                                   IDENTIFICATION
INCORPORATION)                                                        NUMBER)

435 HUDSON STREET
NEW YORK, NEW YORK                                                     10014
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)                           (ZIP CODE)


                                 (212) 741-7785
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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STATEMENTS CONTAINED IN THIS DOCUMENT MAY BE FORWARD-LOOKING STATEMENTS (WITHIN
THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). WHEN USED IN THIS DOCUMENT, THE WORDS "BELIEVE," "PLAN," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS REPORT. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: FLUCTUATIONS IN CONSUMER PURCHASING PATTERNS AND ADVERTISING SPENDING; TIMING OF, RESPONSE TO AND QUANTITY OF OUR PARENT'S CATALOG MAILINGS AND OUR OWN ELECTRONIC MAILINGS; CHANGES IN THE GROWTH RATE OF INTERNET USAGE AND ONLINE USER TRAFFIC LEVELS; ACTIONS OF OUR COMPETITORS; THE TIMING AND AMOUNT OF COSTS RELATING TO THE EXPANSION OF OUR OPERATIONS AND ACQUISITIONS OF TECHNOLOGY OR BUSINESSES AND THEIR INTEGRATION; GENERAL ECONOMIC AND MARKET CONDITIONS; AND OTHER FACTORS OUTSIDE OUR CONTROL. THESE FACTORS, AND OTHER FACTORS THAT APPEAR IN THIS REPORT OR IN OUR OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING OUR REGISTRATION STATEMENT (NO. 333-15153) ON FORM S-1, COULD AFFECT OUR ACTUAL RESULTS AND COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY US OR ON OUR BEHALF.


Item 2. Acquisition or Disposition of Assets.

         On September 1, 1999, iTurf Inc. ("iTurf") acquired T@PONLINE.COM, Inc., a New Jersey corporation ("Taponline"). Taponline was acquired pursuant to an Agreement and Plan of Merger, dated as of August 9, 1999, by and among iTurf, iTurf Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of iTurf ("Merger Sub"), Taponline, the stockholders of Taponline and MarketSource Corporation, a Delaware corporation (as amended, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Taponline.com, with Taponline.com as the surviving corporation (the "Merger"). As a result of the Merger, Taponline.com became a wholly-owned subsidiary of iTurf.

         The merger consideration consisted of 1,586,996 shares of iTurf Class A common stock. The Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting

         Taponline operates a community and content Web site focusing on college and university students between the ages of 18 and 24. The description of the Merger Agreement, which is filed as an exhibit to this report, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

         In connection with the transaction, MarketSource Corporation, which is owned by certain of the shareholders of Taponline, including Martin Levine, who was recently elected as a member of our board of directors, entered into an arrangement to purchase advertising and other inventory on our network of sites for resale to MarketSource's clients. Separately, we have agreed to enter into a marketing alliance with MarketSource to promote our network of sites through MarketSource's offline marketing channels. We committed to purchasing approximately $6.5 million in promotional opportunities through these channels over the next three years. The descriptions of these arrangements do not purport to be complete and is qualified in its entirety by the provisions of the Online Authorized Advertising Reseller Agreement and the Offline Advertising Purchase Agreement which are filed as exhibits to this report.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                 In accordance with Instruction 4 of this Item 7, we will file financial statements required by this item on a report on Form 8-K/A as soon as practicable, but in no event later than 60 days after the date we are required to file this report on Form 8-K.

          (b)    PRO FORMA FINANCIAL INFORMATION

                 In accordance with Instruction 4 of this Item 7, we will file pro forma financial information required by this item on a report on Form 8-K/A as soon as practicable, but in no event later than 60 days after the date we are required to file this report on Form 8-K.


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          (c)    EXHIBITS

                 Exhibit 2.1 Agreement and Plan of Merger dated August 9, 1999, by and among iTurf Inc., iTurf Acquisition Corporation, T@PONLINE.COM, Inc. ("Taponline"), the stockholders of Taponline.com and MarketSource Corporation (the "Merger Agreement") (incorporated by reference to Exhibit 10.17 of iTurf's Quarterly Report on Form 10-Q for the period ended July 31, 1999).*

                 Exhibit 2.2 Amendment No. 1, dated September 1, 1999, to Merger Agreement

                 Exhibit 99.1 Online Advertising Authorized Reseller Agreement between iTurf, Taponline and MarketSource Corporation, dated September 1, 1999.

                 Exhibit 99.2  Offline Advertising Purchase Agreement
                               between iTurf and MarketSource Corporation, dated September 1, 1999.

* The table of contents to the Merger Agreement lists the exhibits and schedules to the Merger Agreement. In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Merger Agreement have been excluded; such exhibits and/or schedules will be furnished supplementally upon request by the Securities and Exchange Commission.




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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 7, 1999               iTurf Inc.

                                       By: /s/ Stephen I. Kahn
                                           ------------------------
                                           Stephen I. Kahn
                                           Chairman of the Board, President and
                                           Chief Executive Officer